As filed with the Securities and Exchange Commission on July 10, 2009

                                                    Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                     First Litchfield Financial Corporation
             (Exact name of registrant as specified in its charter)

                   Delaware                       06-1241321
          (State or other jurisdiction of      (I.R.S. Employer
         incorporation or organization)        Identification No.)

                                  -----------

                                 13 North Street
                          Litchfield, Connecticut 06759
                                 (860) 567-8752
       (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                                  -----------

                                 Joseph J. Greco
                       President & Chief Executive Officer
                     First Litchfield Financial Corporation
                                 13 North Street
                                  P.O. Box 578
                          Litchfield, Connecticut 06759
                                 (860) 567-8752
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                  -----------

                                    Copy to:

                              Thomas A. Klee, Esq.
                          Cranmore, FitzGerald & Meaney
                             49 Wethersfield Avenue
                           Hartford, Connecticut 06114
                                 (860) 522-9100

   From time to time after the effective date of this Registration Statement
       (Approximate date of commencement of proposed sale to the public)

                                  -----------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. |_|

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated file" and "smaller reporting company' in Rule 12b-2 of the Exchange Act. (Check one):

        Large accelerated filer |_|        Accelerated filer |_|
        Non-accelerated filer |_|          Smaller reporting company |X|

                                  -----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                            Proposed              Proposed
                                           Amount            Maximum              Maximum
         Title of Securities               to be         Offering Price          Aggregate            Amount of
           to be Registered              Registered         per Unit           Offering Price     Registration Fee
--------------------------------------------------------------------------------------------------------------------
Fixed Rate Cumulative Preferred            10,000         $1,000.00(2)       $10,000,000.00(2)          $558.00
Stock, Series A, par value $0.00001
per share

Warrant to Purchase Common Stock,        199,203(1)         $7.53(3)          $1,499,998.50(3)          $ 83.70
par value $0.01 per share, and
underlying Common Stock issuable
upon exercise of Warrant
                                                                             ---------------
Total                                                                        $11,499,998.50             $641.70
====================================================================================================================

(1) Pursuant to Rule 416(a), includes such additional shares of Common Stock, of a currently indeterminable amount, as may be issued from time to time upon exercise of the warrant to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the warrant to Purchase Common Stock.

(2) Pursuant to Rule 457 under the Securities Act of 1933, based on the amount received upon the initial sale of the Fixed Rate Cumulative Preferred Stock, Series A.

(3) Pursuant to Rule 457(g) under the Securities Act of 1933, based on the exercise price of the Warrant to Purchase Stock.

--------------------------------------------------------------------------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. The securities described in this prospectus cannot be sold until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 10, 2009

PROSPECTUS

                     FIRST LITCHFIELD FINANCIAL CORPORATION

   10,000 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A,
                           par value $.00001 per share

  Warrant to Purchase 199,203 Shares of Common Stock, par value $.01 per share

            199,203 Shares of Common Stock, par value $.01 per share

      This prospectus relates to (1) possible resales from time to time by selling securityholders of some or all of (a) the 10,000 outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.00001 per share (the "Series A Preferred Stock"), of First Litchfield Financial Corporation (b) a warrant (the "Warrant") to purchase 199,203 shares of Common Stock, par value $.01 per share (the "Common Stock"), of First Litchfield Financial Corporation, for cash at an initial exercise price of $7.53 per share of Common Stock, and
(c) any shares of Common Stock issued upon exercise of the Warrant and (2) any issuance of shares of Common Stock upon exercise of the Warrant if such issuance is not exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). In this prospectus, we refer to the Series A Preferred Stock, the Warrant and the Common Stock issued upon exercise of the Warrant, collectively, as the Securities. The Series A Preferred Stock and the Warrant were originally issued by us pursuant to the Letter Agreement dated December 12, 2008, and the related Securities Purchase Agreement - Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act.

      In this prospectus, we refer to the initial selling securityholder and its successors, including transferees, as the selling securityholders. The selling securityholders may offer the Securities from time to time, directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If the Securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents' commissions.

      We will not receive any proceeds from the sales of Securities by the selling securityholders.

      The Series A Preferred Stock is not listed on any securities exchange or included in any automated quotation system, and, unless requested by the initial selling securityholder, we do not intend to list the Series A Preferred Stock on any exchange.

      Our Common Stock is traded on the over-the-counter market under the symbol "FLFL.OB." On July 8, 2009, the last sale of our Common Stock as reported on the over-the-counter market was $6.39 per share.

      Our principal executive offices are located at 13 North Street, P.O. Box 578, Litchfield, Connecticut 06759, and our telephone number is (860) 567-8752.

                                  -------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS REFERRED TO ON PAGE 6 OF THIS PROSPECTUS AND SET FORTH IN THE DOCUMENTS INCORPORATED BY REFERENCE BEFORE PURCHASING ANY OF THESE SECURITIES.

                                  -------------

NONE OF THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURNACE COMMISSION (THE "FDIC"), THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE FDIC, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

                                  -------------

                        Prospectus dated ______ __, 2009

                                TABLE OF CONTENTS
                                   PROSPECTUS

                                                                            Page
                                                                            ----

About this Prospectus                                                         4

About First Litchfield Financial  Corporation                                 5

Forward-Looking Statements                                                    5

Risk Factors                                                                  6

Where You Can Find More Information                                           6

Incorporation By Reference                                                    6

About This Offering                                                           8

Determination of Offering Price                                               8

Use of Proceeds                                                               8

Description of Series A Preferred Stock                                       9

Description of Warrant to Purchase Common Stock                              14

Description of Common Stock                                                  16

Selling Securityholders                                                      18

Plan of Distribution                                                         18

Legal Matters                                                                20

Experts                                                                      20

                              ABOUT THIS PROSPECTUS

      This prospectus is a part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

      The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

      We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See "Where You Can Find More Information" for more information.

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

      Unless otherwise stated or the context otherwise requires, all references to "First Litchfield Financial Corporation," "the Company," "we," "our," "us" and similar terms refer to First Litchfield Financial Corporation and its consolidated subsidiary, except that such terms refer to only First Litchfield Financial Corporation and not its consolidated subsidiary in the sections entitled "Description of Series A Preferred Stock," "Description of Warrant to Purchase Common Stock" and "Description of Common Stock."

      Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

                  ABOUT FIRST LITCHFIELD FINANCIAL CORPORATION

      First Litchfield Financial Corporation is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Company was formed in 1988 and has one banking subsidiary, The First National Bank of Litchfield (the "Bank"), a national banking association organized under the laws of the United States. The Bank and its predecessors have been in existence since 1814. The Company owns all of the outstanding shares of the Bank. The Bank has three subsidiaries, Lincoln Corporation, Litchfield Mortgage Service Corporation and First Litchfield Leasing Corporation. The Bank holds a majority ownership position in First Litchfield Leasing Corporation. The purpose of Lincoln Corporation is to hold property such as real estate, personal property, securities, or other assets, acquired by the Bank through foreclosure or otherwise to compromise a doubtful claim or collect a debt previously contracted. The purpose of Litchfield Mortgage Service Corporation is to operate as a passive investment company in accordance with Connecticut law. The purpose of First Litchfield Leasing Corporation is to provide equipment financing and leasing products. In 2003, the Company formed First Litchfield Statutory Trust I for the purpose of issuing trust preferred securities and investing the proceeds in subordinated debentures issued by the Company, and on June 26, 2003, the first series of trust preferred securities were issued. During 2006, the Company formed a second statutory trust, First Litchfield Statutory Trust II ("Trust II"). The Company owns 100% of Trust II's common stock. Trust II exists for the sole purpose of issuing trust securities and investing the proceeds in subordinated debentures issued by the Company. In June 2006, Trust II issued its first series of trust preferred securities.

                           FORWARD-LOOKING STATEMENTS

      This Prospectus and the documents incorporated herein by reference, as well as other filings, reports and press releases made or issued by the Company and the Bank, and oral statements made by executive officers of the Company and Bank, may include "forward-looking statements" relating to such matters as (a) assumptions concerning future economic and business conditions and their effect on the economy in general and on the markets in which the Company and the Bank do business, and (b) expectations for increased revenues and earnings for the Company and Bank through growth resulting from acquisitions, attraction of new deposit and loan and lease customers and the introduction of new products and services. Such forward-looking statements are based on assumptions rather than historical or current facts and, therefore, are inherently uncertain and subject to risk. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

      The Company notes that a variety of factors could cause the actual results or experience to differ materially from the anticipated results or other expectations described or implied by such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company's and Bank's business include the following: (a) the risk of adverse changes in business conditions in the banking industry generally and in the specific markets in which the Bank operates; (b) changes in the legislative and regulatory environment that negatively impact the Company and Bank through increased operating expenses; (c) increased competition from other financial and non-financial institutions (d) the impact of technological advances; and (e) other risks detailed from time to time in the Company's filings with the SEC.

                                  RISK FACTORS

      An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

      You may read and copy the registration statement and any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a website at http://www.fnbl.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus.

                           INCORPORATION BY REFERENCE

      The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the following documents:

      (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 2008, as amended by Form 10-K/A filed on April 23, 2009;

      (b) The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed on May 15, 2009;

      (c) The Corporation's Current Reports on Form 8-K filed on March 10, 2009, March 26, 2009, March 27, 2009, March 31, 2009, April 10,
            2009,  May 15, 2009,  May 20, 2009,  May 21, 2009,  May 26, 2009 and
            July 1, 2009; and

      (d) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 2008; and

      (e) The description of the Corporation's common stock contained in its Form 10-SB, filed January 7, 2000, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

      You may request a copy of these filings, at no cost, by writing or calling us at the following address:

                     First Litchfield Financial Corporation
                                13 North Street
                                  P.O. Box 578
                         Litchfield, Connecticut 06759
                                 (860) 567-8752
                      ATTN: Carroll A. Pereira, Treasurer

                               ABOUT THIS OFFERING

      This prospectus relates to possible resales of our Series A Preferred Stock, a Warrant to purchase 199,203 shares of our Common Stocks and any shares of Common Stock issued from time to time upon exercise of the Warrant. The Series A Preferred Stock and the Warrant were issued on December 12, 2008 to the United States Department of Treasury for an aggregate price of $10 million in a private placement exempt from the registration requirements of the Securities
Act of 1933. In connection with the private placement and pursuant to a registration rights agreement, we agreed, subject to certain limitations, to file this registration statement with the SEC and to use our reasonable best efforts to cause this registration statement to become effective as promptly as practicable after filing. This prospectus also relates to any issuance of shares of Common Stock upon exercise of the Warrant if such issuance is not exempt from the registration requirements of the Securities Act of 1933.

                         DETERMINATION OF OFFERING PRICE

      This offering is being made solely to allow the selling securityholders to offer and sell the securities to the public. The selling securityholders may offer for resale some or all of their securities at the time and price that they choose. On any given day, the price per share of Common Stock is likely to be based on the market price for our Common Stock on the over-the-counter market.

                                 USE OF PROCEEDS

      This prospectus relates to the securities that may be offered and sold from time to time by the selling securityholders who will receive all of the proceeds from the sale of the securities. The Company will not receive any of the proceeds from the sales of the securities by the selling securityholders. Most of the costs and expenses incurred in connection with the registration under the Securities Act of the offered securities will be paid by the Company. The selling securityholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling securityholders, and share transfer and other taxes attributable to the sale of the offered securities.

      This prospectus also relates to any issuance of Common Stock upon exercise of the Warrant if such issuance is not exempt from the registration requirements of the Securities Act of 1933. If the Warrant is exercised, the Company will receive $7.53 for each share of Common Stock issued upon exercise. If the Warrant were exercised in full, we would receive an aggregate of $1,499,998.50 for the Common Stock issued upon exercise (or $749,999.25 if the number of shares of Common Stock subject to the Warrant is reduced as described under "Description of Warrant to Purchase Common Stock - Common Stock Subject to the Warrant"). Because the Warrant is exercisable at any time on or before December 12, 2018, we cannot predict if and when (if ever) the Warrant may be exercised, but we currently expect that any proceeds we may receive upon any such exercise would be used for general corporate purposes.

                     DESCRIPTION OF SERIES A PREFERRED STOCK

      The following is a brief description of the terms of the Series A Preferred Stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended, and Certificates of Designations, including the related Certificate of Designations with respect to the Series A Preferred Stock (the "Series A Certificate of Designations"), copies of which have been filed with the SEC and are also available upon request from us.

General

      We have the authority to issue up to 1,000,000 shares of Preferred Stock, par value $.00001 per share. Of such number of shares of Preferred Stock, 10,000 shares have been designated as Series A Preferred Stock, all of which shares of Series A Preferred Stock were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A Preferred Stock are validly issued, fully paid and nonassessable.

Dividends Payable

      Holders of the Series A Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share with respect to each dividend period from December 23, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of the Series A Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share with respect to each dividend period thereafter.

      Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

      If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of Series A Preferred Stock prior to the applicable dividend payment date.

      We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Delaware state laws relating to the payment of dividends.

Priority of Dividends

      With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

      o     senior  to  our  Common  Stock  and  all  other  equity   securities
            designated as ranking junior to the Series A Preferred Stock; and

      o at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, or parity shares, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the Company.

      So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on the Common Stock or other junior shares, other than a dividend payable solely in shares of Common Stock. Similarly, so long as any shares of Series A Preferred Stock remain outstanding, we and our subsidiaries may not purchase, redeem or otherwise acquire for consideration any of our shares of Common Stock or other junior shares unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, other than:

      o purchases, redemptions or other acquisitions of our Common Stock or other junior shares in connection with the administration of our employee benefit plans in the ordinary course of business and consistent with past practice, including purchases pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

      o purchases or other acquisitions by a broker-dealer subsidiary of the Company solely for the purpose of market-making, stabilization or customer facilitation transactions in junior shares or parity shares in the ordinary course of its business;

      o purchases by a broker-dealer subsidiary of the Company of our capital shares for resale pursuant to an offering by the Company of such shares that is underwritten by such broker-dealer subsidiary;

      o any dividends or distributions of rights or junior shares in connection with any shareholders' rights plan or any redemption or repurchases of rights pursuant to any shareholders' rights plan;

      o acquisition by the Company or any of its subsidiaries of record ownership of junior shares or parity shares for the beneficial ownership of any other person who is not the Company or a subsidiary of the Company, including as trustee or custodian; and

      o the exchange or conversion of junior shares for or into other junior shares or of parity shares for or into other parity shares or junior shares but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 12, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

      Until such time as the initial selling securityholder ceases to own any shares of Series A Preferred Stock, if we repurchase shares of Series A Preferred Stock from a holder who is not the initial selling securityholder, other than permitted repurchases, we must offer to repurchase a ratable portion of the Series A Preferred Stock then held by the initial selling securityholder.

      On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and any other parity shares, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity shares with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity shares shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

      Subject to the immediately preceding paragraph, such dividends (payable in cash, securities or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our Common Stock and any other shares ranking junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

      The Series A Certificate of Designations provides that shares of the Series A Preferred Stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $2,500,000, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance. In such a case, we may redeem the Series A Preferred Stock, subject to the approval of Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A "qualified equity offering" is a sale and issuance for cash by us, to persons other than the Company or its subsidiaries after December 12, 2008, of perpetual preferred shares, Common Stock or a combination thereof, that in each case qualify as Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board (other than any such sales or issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13,
2008).

      The American Recovery and Reinvestment Act of 2009 provides that the Company, subject to consultation with the appropriate Federal banking agency, may redeem the Series A Preferred Stock at any time without regard to whether the Company has replaced the funds received upon the sales of the Series A Preferred Stock from any other source. It further provides that if such redemption occurs, the Treasury shall liquidate the Warrant at the current market price.

      After February 15, 2012, the Series A Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

      In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends up to but excluding the date of redemption.

      The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

      If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

      We will mail notice of any redemption of shares of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of shares of Series A Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of Series A Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where the Series A Preferred Stock is to be redeemed, and the number of shares of Series A Preferred Stock to be redeemed (and, if less than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

      Series A Preferred Stock that is redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued preferred shares.

Liquidation Rights

      In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our Common Stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

      If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any outstanding parity shares, the amounts paid to the holders of the Series A Preferred Stock and other parity shares will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other parity shares, the holders of our Common Stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

      For purposes of the liquidation rights, neither the sale, lease or exchange (for cash, securities or other property) of all or substantially all of our assets, nor the consolidation or merger by us with or into any other corporation or any other entity or by another corporation or any other entity with or into us, will constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

      Except as indicated below or otherwise required by law, the holders of the Series A Preferred Stock will not have any voting rights.

      Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding parity shares with like voting rights, referred to as voting parity shares, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred share directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred share directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred share director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of any other exchange on which our securities may be listed that listed companies must have a majority of independent directors.

      Upon the termination of the right of the holders of the Series A Preferred Stock and voting parity shares to vote for preferred share directors, as described above, the preferred share directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of the Company will be reduced by the number of preferred share directors that the holders of the Series A Preferred Stock and voting parity shares had been entitled to elect. The holders of a majority of the shares of Series A Preferred Stock and voting parity shares, voting as a class, may remove any preferred share director, with or without cause, and the holders of a majority of the shares of the Series A Preferred Stock and voting parity shares, voting as a class, may fill any vacancy created by the removal of a preferred share director. If the office of a preferred share director becomes vacant for any other reason, the remaining preferred share director may choose a successor to fill such vacancy for the remainder of the unexpired term.

      Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

      o any amendment or alteration of the Series A Certificate of Designations or our Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of the Company;

      o any amendment, alteration or repeal of any provision of the Series A Certificate of Designations or our Certificate of Incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

      o any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of the Company with another entity, unless (i) the shares of Series A Preferred Stock remains outstanding following any such transaction or, if the Company is not the surviving entity, are converted into or exchanged for preference securities of the surviving entity or its ultimate parent, and (ii) such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, preferences, privileges and voting powers, and limitations and restrictions thereof, that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

      Holders of the Series A Preferred Stock will be entitled to one vote for each such share on any matter on which holders of the Series A Preferred Stock are entitled to vote, including any action by written consent.

      The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption.

                 DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

      The following is a brief description of the terms of the Warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Common Stock Subject to the Warrant

      The Warrant is initially exercisable for 199,203 shares of our Common Stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $10,000,000, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of Common Stock underlying the Warrant then held by the selling securityholders will be reduced by 50%. The number of shares subject to the Warrant are subject to the further adjustments described below under the heading "Adjustments to the Warrant."

Exercise of the Warrant

      The initial exercise price applicable to the Warrant is $7.53 per share of Common Stock for which the Warrant may be exercised. The Warrant may be exercised at any time on or before December 12, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price per share for the Common Stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares Common Stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our Common Stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading "Adjustments to the Warrant."

      Upon exercise of the Warrant, certificates for the shares of Common Stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our Common Stock on the last trading day preceding the date of exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our Common Stock for which the Warrant may be exercised.

Rights as a Shareholder

      The warrantholder shall have no rights or privileges of the holders of our Common Stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

      The initial selling securityholder may not transfer a portion of the Warrant with respect to more than 50% of the Common Stock subject to the Warrant until the earlier of the date on which the Company has received aggregate gross proceeds from a qualified equity offering of at least $10,000,000 and December
31, 2009. The Warrant, and all rights under the Warrant, are otherwise transferable.

Adjustments to the Warrant

      Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our Common Stock, subdivide, combine or reclassify outstanding Common Stock.

      Anti-dilution Adjustment. Until the earlier of December 12, 2011 and the date on which the initial selling securityholder no longer holds the Warrant or any portion of the Warrant (and other than in certain permitted transactions described below), if we issue any Common Stock (or securities convertible or exercisable into Common Stock) without consideration or for less than 90% of the market price of the Common Stock on the last trading day prior to the date of the agreement on pricing such shares, then the number of Common Stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

      o as consideration for or to fund the acquisition of businesses and/or related assets;

      o in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors; and

      o in connection with public or broadly marketed offerings and sales of Common Stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act of 1933, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions.

      Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

      Certain Repurchases. If we effect a pro rata repurchase of shares of Common Stock, both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

      Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the warrantholder's right to receive our Common Stock upon exercise of the Warrant shall be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares Common Stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

                           DESCRIPTION OF COMMON STOCK

      The following is a description of our Common Stock and certain provisions of our Certificate of Incorporation and Bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC and are also available upon request from us.

General

      Under our Certificate of Incorporation, as amended, we have authority to issue up to 5,000,000 shares of our Common Stock, par value $.01 per share. As of June 30, 2009, 2,356,875 shares of our Common Stock were issued and outstanding.

      Our Common Stock is traded on the over-the-counter market. Outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Voting Rights

      Holders of shares of our Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of shares of our Common Stock do not have cumulative voting rights.

Dividend Rights

      Holders of shares of our Common Stock are entitled to dividends when and as declared by our board of directors out of any funds legally available for the payment of dividends. Holders of Series A Preferred Stock have (and other series of preferred shares may in the future have) a priority over holders of shares of our Common Stock with respect to dividends.

      Until the earlier of December 12, 2011 and the date on which the initial selling securityholder no longer holds any Series A Preferred Stock, we may not declare or pay any dividend or make any distribution on the Common Stock, other than regular quarterly cash dividends of not more than $0.15 per share, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction; dividends payable solely in shares of Common Stock; and dividends or distributions of rights or junior shares in connection with a shareholders' rights plan.

Liquidation and Dissolution

      In the event of the liquidation, dissolution and winding up of the Company, the holders of our Common Stock are entitled to receive ratably all of the assets of the Company available for distribution after satisfaction of all liabilities of the Company, subject to the rights of the holders of any of the Company's preferred shares that may be issued from time to time.

Other Rights

      Holders of our Common Stock have no preferential or preemptive rights with respect to any securities of the Company and there are no conversion rights or redemption or sinking fund provisions applicable to our Common Stock.

Restrictions on Ownership

      The Bank Holding Company Act requires any "bank holding company," as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our Common Stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our Common Stock under the Change in Bank Control Act. Any holder of 25% or more of our Common Stock, or a holder of 5% or more if such holder otherwise exercises a "controlling influence" over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

      Certain provisions included in our Certificate of Incorporation, our Bylaws, as well as certain provisions of the Delaware General Corporation Law and federal law, may discourage, delay or prevent potential acquisitions of control of us, particularly when attempted in a transaction that is not negotiated directly with, and approved by, our board of directors, despite possible benefits to our shareholders. These provisions are more fully set forth in the documents and reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.

Transfer Agent

      The transfer agent and registrar for our Common Stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

                             SELLING SECURITYHOLDERS

      On December 12, 2008, we issued the Securities covered by this prospectus to the United States Department of Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act of 1933. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The Securities to be offered under this prospectus for the account of the selling securityholders are:

      o 10,000 shares of Series A Preferred Stock, representing beneficial ownership of 100% of the Series A Preferred Stock outstanding on the date of this prospectus;

      o     A Warrant to purchase 199,203 shares of our Common Stock; and

      o 199,203 shares of Common Stock issuable upon exercise of the Warrant, which shares, if issued, would represent approximately 7.8% of our outstanding Common Stock on a pro forma basis as of June 30, 2009.

      For purposes of this prospectus, we have assumed that, after completion of the offering, none of the Securities covered by this prospectus will be held by the selling securityholders.

      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the Securities.

      We do not know when or in what amounts the selling securityholders may offer the Securities for sale. The selling securityholders might not sell any or all of the Securities offered by this prospectus. Because the selling securityholders may offer all or some of the Securities pursuant to this offering, and because currently no sale of any of the Securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the Securities that will be held by the selling securityholders after completion of the offering.

      Other than with respect to the acquisition of the Securities, the initial selling securityholder has not had a material relationship with us.

      Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

                              PLAN OF DISTRIBUTION

      The selling securityholders and their successors, including their transferees, may sell the Securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the Securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

      The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

      o On any national securities exchange or quotation service on which the Series A Preferred Stock or the Common Stock may be listed or quoted at the time of sale;

      o     In the over-the-counter market;

      o In transactions otherwise than on these exchanges or services or in the over-the-counter market; or

      o Through the writing of options, whether the options are listed on an options exchange or otherwise.

      In addition, any Securities that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

      In connection with the sale of the Securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Stock issuable upon exercise of the Warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the Common Stock issuable upon exercise of the Warrant and deliver shares of Common Stock to close out short positions, or loan or pledge the Series A Preferred Stock or the Common Stock issuable upon exercise of the Warrant to broker-dealers that in turn may sell these securities.

      The aggregate proceeds to the selling securityholders from the sale of the Securities will be the purchase price of the securities less discounts and commissions, if any.

      In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

      In offering the Securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933 in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act of 1933 and Rule 10b-5 under the Securities Exchange Act of 1934.

      In order to comply with the securities laws of certain states, if applicable, the Securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of the Securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933.

      At the time a particular offer of the Securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

      We do not intend to apply for listing of the Series A Preferred Stock on any securities exchange or for inclusion of the Series A Preferred Stock in any
automated   quotation   system   unless   requested   by  the
initial selling securityholder. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Stock.

      We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act of 1933. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the Securities covered by this prospectus.

      This prospectus may also be used in connection with any issuance of shares of Common Stock upon exercise of the Warrant if such issuance is not exempt from the registration requirements of the Securities Act of 1933.

                                  LEGAL MATTERS

      The validity of the Securities offered pursuant to this prospectus has been passed upon for us by Cranmore, FitzGerald & Meaney.

                                     EXPERTS

      The consolidated financial statements of First Litchfield Financial Corporation and Subsidiary as of December 31, 2008 and 2007, and for the years then ended appearing in First Litchfield Financial Corporation's 2008 Annual Report on Form 10-K/A Amendment No. 1 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their reports that are incorporated by reference in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                     FIRST LITCHFIELD FINANCIAL CORPORATION

            Fixed Rate Cumulative Perpetual Preferred Stock, Series A
               Warrant to Purchase 199,203 Shares of Common Stock
                         199,203 Shares of Common Stock

                                   PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the various expenses in connection with the registration of the Securities offered hereby. First Litchfield Financial Corporation will bear all of these expenses, including those of the selling securityholders (other than any underwriting discounts or commissions or any agent commissions). All amounts are estimated except for the SEC registration fee:

Item                                                     Amount
-----------------------------------------------------------------
SEC registration fee                                   $   641.70

Legal fees and expenses                                  7,500.00

Accounting fees and expenses                            15,000.00

Printing expenses                                        2,500.00

Miscellaneous fees and expenses                          2,358.30
                                                       ----------
Total Expenses                                         $28,000.00
                                                       ==========

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Delaware General Corporation Law authorizes the Corporation to indemnify Officers, Directors and certain individuals associated with the Corporation.

      In general, Article IX of the Corporation's Bylaws provides that the Corporation shall indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, and any appeal therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

      Article IX of the Corporation's Bylaws also provides that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination (as set forth in Article IX) that despite the adjudication of liability,or the settlement, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

      Article IX of the Corporation's Bylaws further provides that expenses incurred in connection with a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee or agent to repay such amount if it shall be determined that he or she is not entitled to be indemnified by the Corporation.

Item 16.   EXHIBITS.

Exhibit No.                         Description
-----------                         -----------

4.1.1 Certificate of Incorporation of First Litchfield Financial Corporation, as amended. (Incorporated by reference to Exhibit
                  3.1 in the Corporation's Registration Statement on Form 10-SB filed January 7, 2000 (File No. 0-28815)).

4.1.2 Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.0001 per share of First Litchfield Financial Corporation. (Incorporated by reference to Exhibit 3.1 in the Corporation's Current Report on Form 8-K filed December 18, 2008 (File No. 0-28815)).

4.2               By-Laws of First Litchfield Financial Corporation, as amended.
                  (Incorporated by reference to Exhibit 3.2 in the Corporation's Registration Statement on Form 10-SB filed January 7, 2000 (File No. 0-28815)).

4.3               Warrant to purchase  Common  Stock dated  December  12,  2008.
                  (Incorporated by reference to Exhibit 4.1 in the Corporation's Current Report on Form 8-K filed December 18, 2008 (File No. 0-28815)).

5.1 Opinion of Cranmore, FitzGerald & Meaney as to the legality of the securities being registered.

10.1. Letter Agreement between the Company and the United States Department of the Treasury dated December 12, 2008, including the Securities Purchase Agreement-Standard Terms attached thereto. (Incorporated by reference to Exhibit 10.1 in the Corporation's Current Report on Form 8-K filed December 18, 2008 (File No. 0-28815)).

23.1              Consent of Cranmore,  FitzGerald & Meaney (included in Exhibit
                  5.1).

23.2              Consent of McGladrey & Pullen, LLP.

24.1 Powers of Attorney (included in the signature page of this registration statement).

Item 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

            (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The  undersigned  registrant  undertakes  that in a  primary  offering  of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

      (6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of First Litchfield Financial Corporation's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Litchfield, State of Connecticut, on July 6, 2009.

                                 First Litchfield Financial Corporation
                                 [REGISTRANT]

                                 By: /s/ Joseph J. Greco
                                     -------------------
                                 Joseph J. Greco
                                 President and Chief Executive Officer

                                POWER OF ATTORNEY

      Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Joseph J. Greco and Carroll A. Pereira and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                      Date
---------                                   -----                      ----

/s/ Joseph J. Greco         President, Chief Executive
-------------------         Officer and Director                   June 30, 2009
Joseph J. Greco

/s/ Patrick J Boland
--------------------
Patrick J. Boland           Director                               July 1, 2009

/s/ John A. Brighenti
---------------------
John A. Brighenti           Director                               June 30, 2009

/s/ Perley H. Grimes, Jr.
-------------------------
Perley H. Grimes, Jr.       Director                               July 2, 2009

/s/George M. Madsen
-------------------
George M. Madsen            Director                               July 1, 2009

/s/ Alan B. Magary
------------------
Alan B. Magary              Director                               June 30, 2009

/s/ Gregory S. Oneglia
----------------------
Gregory S. Oneglia          Director                               June 30, 2009

/s/ Richard E. Pugh
Richard E. Pugh             Director                               June 30, 2009

/s/ William J. Sweetman
-----------------------
William J. Sweetman         Director                               July 1, 2009

/s/ H. Ray Underwood
--------------------
H. Ray Underwood            Director                               June 30, 2009


-------------------
Patricia D. Werner          Director

/s/ Carroll A. Pereira      (Principal Financial and
----------------------      Accounting Officer)                    June 30, 2009
Carroll A. Pereira